Exhibit 99.1

Apex Global Brands Reports Second Quarter 2020 Financial Results

Second Quarter Fiscal 2020 Highlights versus Second Quarter Fiscal 2019:

•	Revenues declined to $5.6 million from $7.1 million
•	Adjusted EBITDA decreased to $2.5 million from $3.1 million
•	Net loss from continuing operations decreased to $1.3 million from a loss of $9.1 million
•	SG&A expenses decreased to $3.1 million from $4.0 million
•	Annual guidance updated for the fiscal year ending February 1, 2020

SHERMAN OAKS, CA (September 17, 2019) — Apex Global Brands (Nasdaq: APEX), a global brand ownership and marketing organization that manages, creates and elevates a growing portfolio of high-equity lifestyle brands, today reported financial results for its second quarter of Fiscal 2020, which ended August 3, 2019.

"The second quarter 2020 marks our first official quarter reporting as Apex Global Brands," commented, Chief Executive Officer Henry Stupp. "We remain focused on leveraging our infrastructure to maximize our platform and portfolio across multiple retail channels. In addition, we continue to significantly improve our operating efficiency and reduced our SG&A by 23% in the second quarter. We are adding new licenses and product categories at an even faster pace than ever before, as we expand APEX's global reach. We are also establishing new revenue streams for our current portfolio, diversifying across geographies, customers, categories and consumer touchpoints, in addition to introducing our design services arrangement to numerous retailers, which is performing well."

Mr. Stupp continued, "Longer term we are optimistic that the actions we are taking and the portfolio we are building will result in a bigger, stronger and more profitable APEX. In the near-term, however, we face some challenges consistent with the entire retail industry – namely, a softening U.S. retail environment and uncertainty surrounding Brexit – which have resulted in lower top-line growth. The actions we’ve taken to stabilize our financial position and refresh our business model have put us in a position to continue to expand the reach of the brands we own, the brands we create, and the brands we elevate for others."

Revenues

Revenues were $5.6 million in the second quarter, a decrease of 21% from $7.1 million in the prior year. This year-over-year decline in revenue largely reflects decreases in the Company’s Cherokee and Hi-Tec royalties in Europe, and the non-renewal of the Company’s Cherokee license in South Africa at the end of Fiscal 2019. Economic uncertainty related to Brexit continues to impact several of the Company’s European licensees. The strong U.S. dollar in relation to the British pound sterling and euro reduces the dollar value of the Company’s European royalty revenues. Decreases in revenues were partially offset by revenues from the Company’s new design services agreement with Walmart China. On a year-to-date basis, revenues for the first six months of Fiscal 2020 were $10.7 million, compared to $12.5 million in the prior year, a decrease of 15%.

Business Update

Subsequent to the end of the second quarter, Apex Global Brands announced several brand developments.  In August, Everyday California® launched at Tiendas Chedraui, one of the largest retailers in Mexico. Chedraui stores will carry an expanded assortment of Everyday California® men’s, women’s and children’s apparel, accessories and casual footwear beginning this fall.

APEX also announced the expansion of the Tony Hawk® brand through the addition of several new global licensing agreements this August, which range in categories from little and big boys' clothing to young men’s and men's clothing and accessories.

In September, APEX announced the continued expansion of the Hi-Tec® and Magnum® brands through new licensing and distribution partners in the United States, China and Korea.

The new license and distribution agreements for Hi-Tec®, Magnum®, and Tony Hawk® are expected to add incremental full-year revenue of $1.25 million – $2.50 million starting in Fiscal 2021. Additionally, the Company is in the process of securing and expanding its distribution for these brands in India, China, Japan and South Korea plus the further expansion of its Cherokee brand in Europe and Asia.

Operating and Non-operating Expenses

Selling, general and administrative expenses, which comprise the Company’s normal operating expenses, were $3.1 million, compared to $4.0 million in the second quarter of the prior year. The $0.9 million, or 23%, year-over-year decrease reflects the positive impact of the Company’s restructuring efforts, which have resulted in reduced spending for payroll and general operating costs. The Company also reduced the size of its Board of Directors, and board members now receive their compensation in common stock.

On a year-to-date basis, selling, general and administrative expenses also saw significant declines, with SG&A totaling $6.9 million for the first six months of Fiscal 2020, down 17% from $8.3 million in the prior-year period.

The Company’s other operating expenses include non-cash charges of $0.8 million for stock-based compensation and depreciation and amortization and $0.1 million for business acquisition and integration costs. In the second quarter of the prior year, these charges totaled $5.5 million primarily as a result of restructuring charges.

Interest expense was $2.3 million in the quarter, which includes $0.6 million of non-cash charges for deferred financing costs. In addition to ongoing interest payments, the second quarter of the prior-year also included $0.8 million of interest payments and $3.2 million of non-cash charges related to refinancing the Company's former credit facility.

Profitability Measures

Operating income was $1.6 million for the second quarter of Fiscal 2020 compared to an operating loss of $2.4 million in the second quarter 2019. Operating income during the first six months of Fiscal 2020 was $2.2 million, compared to an operating loss of $2.6 million in the first six months of the prior year.

Net loss from continuing operations was $1.3 million in the second quarter of Fiscal 2020, or a loss of $0.08 per diluted share, on 16.2 million shares outstanding, compared to a net loss of $9.1 million, or a loss of $0.65 per diluted share, on 14.0 million shares outstanding, in the second quarter of the prior year.

Net loss from continuing operations for the first six months of Fiscal 2020 was $3.5 million, or a loss of $0.22 per diluted share, on 15.8 million shares outstanding, compared to a net loss of $11.8 million, or a loss of $0.84 per diluted share, on 14.0 million shares outstanding, in the prior year.

Adjusted EBITDA decreased to $2.5 million for the second quarter, compared to $3.1 million in the prior year. This decline was due primarily to lower revenues from the Company’s existing licensees in Europe and the non-renewal of the Cherokee brand South African licensee, offset by the decline in selling, general and administrative expenses. Adjusted EBITDA in the first six months of Fiscal 2020 decreased to $3.7 million, compared to $4.1 million in the first-half of Fiscal 2019.

Balance Sheet

At the end of the second quarter, August 3, 2019, the Company had cash and cash equivalents of $1.1 million.  The Company’s current cash balance is approximately $2.2 million. Outstanding borrowings under the Company’s term loans were $44.5 million at August 3, 2019, including $1.4 million reflected as a current obligation.

Fiscal 2020 Outlook

The Company is updating its guidance for the remainder of its fiscal year ending February 1, 2020 to account for the continuing negative impact on its licensees’ revenues due to economic uncertainty, Brexit and the impact of a weakened British pound sterling and euro. The Company has also taken steps to further reduce its selling, general and administrative expenses.

•	Full year revenues are now anticipated to be in the range of $23.0 million to $24.0 million;
•	Selling, general and administrative expenses are now anticipated to be in the range of $13.2 million to $13.7 million;
•	Adjusted EBITDA is now expected to be in the range of $9.8 million to $10.3 million.

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international). The earnings call will also be broadcast over the Internet and can be accessed on the Investor Relations section of Apex Global Brands’ website at apexglobalbrands.com. For those unable to participate during the live broadcast, a replay will be available through Tuesday, October 1, 2019, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13693512.

About Apex Global Brands

Apex Global Brands is a global brand ownership and marketing organization that manages, creates and elevates a growing portfolio of high-equity lifestyle brands. The brand portfolio spans multiple consumer product categories and retail tiers around the world and includes Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Cherokee®, Tony Hawk®, Liz Lange®, Point Cove®, Carole Little®, Everyday California® and Sideout®. The Company currently maintains license agreements with leading retailers and manufacturers that span approximately 140 countries in over 20,000 retail locations and digital commerce. For more information, please visit the Company's website at apexglobalbrands.com.

Forward Looking Statements

This news release may contain forward-looking statements regarding future events and the future performance of Apex Global Brands. Forward-looking statements in this press release include, without limitation, express or implied statements regarding: the Company’s forecasted operating results for Fiscal Year 2020, including impacts from potential tariffs and Brexit; the Company’s expectations regarding its new and existing license agreements and the performance of its licensees thereunder; the Company’s ability to sustain necessary liquidity and grow its business; and anticipated market developments and opportunities. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: the Company and its partners will not achieve the results anticipated in the statements made in this release; risks that anticipated revenues will be lower than anticipated or that expenses will be higher than anticipated, which could cause the Company to fail to meet the financial covenants in its credit factility and thereby give its lender the right to declare an event of default and to excerise its rights uner the credit facility; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; our level of indebtedness and restrictions under our indebtedness; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service. A more detailed discussion of such risks and uncertainties are described in the Company’s annual report on Form 10-K filed on April 23, 2019, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC the Company makes from time to time. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company’s safe harbor statement. This forecast is made as of the date of this release, and the Company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. APEX believes this information is useful to investors as a measure of profitability, because it helps them compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations. In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A reconciliation of net loss from continuing operations as reported in our consolidated statements of operations is reconciled to Adjusted EBITDA in tabular form later in this release under the heading "Reconciliation of GAAP to Non-GAAP Financial Data".

Investor Contact:

Apex Global Brands

Steve Brink, CFO

818-908-9868

Addo Investor Relations

Kimberly Esterkin/Patricia Nir

310-829-5400

APEX GLOBAL BRANDS

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	August 3, 2019	February 2, 2019
Assets
Current assets:
Cash and cash equivalents	$1,131	$4,284
Accounts receivable, net	5,224	4,363
Other receivables	296	339
Prepaid expenses and other current assets	617	857
Total current assets	7,268	9,843
Property and equipment, net	522	620
Intangible assets, net	64,456	64,751
Goodwill	16,252	16,252
Accrued revenue and other assets	6,483	1,645
Total assets	$94,981	$93,111
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,402	$3,120
Other current liabilities	4,215	4,714
Current portion of long-term debt	1,400	1,300
Deferred revenue—current	2,478	1,626
Total current liabilities	10,495	10,760
Long-term liabilities:
Long-term debt	53,582	53,154
Deferred income taxes	12,831	12,055
Long-term lease liabilities	3,734	—
Other liabilities	2,127	2,807
Total liabilities	82,769	78,776
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.02 par value, 30,000,000 shares authorized, shares issued 16,565,057 (August 3, 2019) and 14,700,953 (February 2, 2019)	331	294
Additional paid-in capital	77,998	76,633
Accumulated deficit	(66,117)	(62,592)
Total stockholders’ equity	12,212	14,335
Total liabilities and stockholders’ equity	$94,981	$93,111

APEX GLOBAL BRANDS

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Revenues	$5,603	$7,073	$10,655	$12,475
Operating expenses:
Selling, general and administrative expenses	3,069	3,987	6,924	8,343
Stock-based compensation	515	125	723	425
Business acquisition and integration costs	145	—	211	307
Restructuring charges	—	5,615	42	5,615
Gain on sale of assets	—	(571)	—	(571)
Depreciation and amortization	254	330	511	931
Total operating expenses	3,983	9,486	8,411	15,050
Operating income (loss)	1,620	(2,413)	2,244	(2,575)
Other income (expense):
Interest expense	(2,251)	(2,360)	(4,496)	(4,097)
Other income (expense), net	60	(3,229)	61	(3,233)
Total other expense, net	(2,191)	(5,589)	(4,435)	(7,330)
Loss before income taxes	(571)	(8,002)	(2,191)	(9,905)
Provision for income taxes	696	1,051	1,334	1,889
Net loss	$(1,267)	$(9,053)	$(3,525)	$(11,794)
Net loss per share:
Basic loss per share	$(0.08)	$(0.65)	$(0.22)	$(0.84)
Diluted loss per share	$(0.08)	$(0.65)	$(0.22)	$(0.84)
Weighted average common shares outstanding:
Basic	16,245	14,030	15,815	14,014
Diluted	16,245	14,030	15,815	14,014

APEX GLOBAL BRANDS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
 (In thousands)

We define Adjusted EBITDA as net income before (i) interest expense, (ii) other (income) expense, net, (iii) provision for income taxes, (iv) depreciation and amortization, (v) gain on sale of assets, (vi) restructuring charges, (vii) business acquisition and integration costs and (viii) stock-based compensation and stock warrant charges.  Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”) and it may not be comparable to similarly titled measures reported by other companies.  We use Adjusted EBITDA, along with GAAP measures, as a measure of profitability, because Adjusted EBITDA helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations.  We believe it is useful to investors for the same reasons.  Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our long-term debt, non-operating income or expense items, our provision for income taxes, the effect of our expenditures for capital assets and certain intangible assets, or the costs of acquiring or disposing of businesses and restructuring our operations, or our non-cash charges for stock-based compensation and stock warrants.  A reconciliation from net loss from continuing operations as reported in our condensed consolidated statement of operations to Adjusted EBITDA is as follows:

	Three Months Ended		Six Months Ended
(In thousands)	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net loss	$(1,267)	$(9,053)	$(3,525)	$(11,794)
Provision for income taxes	696	1,051	1,334	1,889
Interest expense	2,251	2,360	4,496	4,097
Other (income) expense, net	(60)	3,229	(61)	3,233
Depreciation and amortization	254	330	511	931
Gain on sale of assets	—	(571)	—	(571)
Restructuring charges	—	5,615	42	5,615
Business acquisition and integration costs	145	—	211	307
Stock-based compensation	515	125	723	425
Adjusted EBITDA	$2,534	$3,086	$3,731	$4,132